Exhibit 99.2

Metl-Span, LLC

Interim Financial Reports

Nine Months Ended March 31, 2012 and 2011

Contents

Balance Sheets	1

Statements of Earnings	2

Statements of Cash Flows	3

Notes to Interim Financial Statements	4-13

Metl-Span, LLC

Balance Sheets

March 31, 2012 and 2011

	2012	2011
ASSETS
Current assets:
Cash	$1,159,148	$1,186,497
Accounts receivable, net:
Trade	14,403,996	13,420,374
Affiliates	1,328,466	1,677,519
Inventories	7,794,775	8,474,208
Prepaid expenses	318,774	363,809
Other current assets	21,252	38,858
Deferred income taxes	1,458,989	1,125,326

Total current assets	26,485,400	26,286,591

Note receivable, parent	55,722,931	45,234,955
Goodwill	49,681,111	49,681,111
Intangible assets, net	8,119,501	11,522,834
Property and equipment, net	38,400,423	39,562,839
Other assets	98,574	96,249

Total assets	$178,507,940	$172,384,579

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable:
Trade	$4,716,820	$5,048,438
Affiliates	2,703,488	2,955,046
Accrued liabilities	6,687,513	4,751,572
Deferred revenue	192,961	851,032

Total current liabilities	14,300,782	13,606,088

Other long-term liabilities	1,084,705	1,186,434
Deferred income taxes	10,577,576	11,551,980

Total liabilities	25,963,063	26,344,502

Commitments and contingencies (Notes 1 and 9)

Members’ equity:
Contributed capital	14,621,775	14,621,775
Retained earnings	137,923,102	131,418,302

Total members’ equity	152,544,877	146,040,077

Total liabilities and members’ equity	$178,507,940	$172,384,579

See Notes to Interim Financial Statements.

Metl-Span, LLC

Statements of Earnings

Nine Months Ended March 31, 2012 and 2011

	2012	2011
Net sales (sales to affiliates of $12,141,962 in 2012 and $12,051,517 in 2011)	$127,262,816	$112,970,972
Cost of goods sold (purchases from affiliate of $29,935,264 in 2012 and $22,417,050 in 2011)	103,884,112	93,704,770

Gross margin	23,378,704	19,266,202

Selling, general and administrative expenses	17,048,246	14,277,526

Operating income	6,330,458	4,988,676

Other income (expense):
Interest income from parent, net	948,377	1,154,175
Other income (expense), net	(222,594)	4,452

Total other income	725,783	1,158,627

Net income before income tax expense	7,056,241	6,147,303

Income tax expense	2,295,067	2,274,502

Net income	$4,761,174	$3,872,801

See Notes to Interim Financial Statements.

Metl-Span, LLC

Statements of Cash Flows

Nine Months Ended March 31, 2012 and 2011

	2012	2011
Cash flows from operating activities:
Net income	$4,761,174	$3,872,801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,418,407	3,305,347
Amortization	2,552,499	2,552,166
Gain on sale of equipment	—	(6,000)
Deferred income taxes	(1,122,397)	(792,007)
Changes in operating assets and liabilities, net:
Accounts receivable, trade	3,260,059	2,140,065
Accounts receivable, affiliates	807,342	(99,758)
Inventories	(216,139)	245,343
Prepaid expenses and other current assets	(80,573)	(131,803)
Accounts payable, trade	(691,158)	(1,131,511)
Accounts payable, affiliates	(1,168,131)	(494,735)
Accrued liabilities	866,251	(908,238)
Deferred revenue	(107,369)	(161,361)
Deferred rent	(32,587)	(18,918)

Net cash provided by operating activities	12,247,378	8,371,391

Cash flows from investing activities:
Purchases of property and equipment	(2,639,975)	(1,072,172)
Proceeds from sale of equipment	—	6,000
Net payments to parent	(9,829,590)	(6,555,079)

Net cash used in investing activities	(12,469,565)	(7,621,251)

Increase (decrease) in cash	(222,187)	750,140

Cash, beginning of period	1,381,335	436,357

Cash, end of period	$1,159,148	$1,186,497

Supplemental disclosures of cash flow information:
Income taxes paid in cash	$3,417,461	$3,066,509

See Notes to Interim Financial Statements.

Metl-Span, LLC

Notes to Interim Financial Statements

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Business

Metl-Span, LLC (the “Company”) manufactures a wide range of insulated building panels for use in refrigerated and environmentally controlled buildings. The panels are sold primarily to contractors and end users throughout the United States of America, Canada, and to a lesser degree, Mexico and the Caribbean.

Legal Form and Ownership

The Company was organized on September 15, 2007, through a conversion of Metl-Span I, Ltd. to a Texas limited liability company. Effective January 31, 2008, the Company was acquired by VSMA, Inc. (formerly IMSA), which is wholly owned by BlueScope Steel North America (“BSNAC”).

Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal, recurring nature. Operating results for nine month periods ended March 31, 2012 and 2011 are not necessarily indicative of the results that may be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company participates in a centralized treasury function with BSNAC and affiliates, and maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts.

Accounts Receivable

Accounts receivable are carried at the invoiced amount less an estimate made for doubtful receivables and do not bear interest. A review of all outstanding receivables is conducted on a monthly basis. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer’s financial condition and credit history, and considering current economic conditions. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. The majority of the customer accounts are considered past due after the invoice becomes older than the customers’ credit terms (30 days for the majority of customers). The Company does not have any off-balance-sheet credit exposure related to its customers. The allowance for doubtful receivables was $250,447 and $244,170 at March 31, 2012 and 2011, respectively.

Metl-Span, LLC

Notes to Interim Financial Statements

Note Receivable, Parent

Effective July 1, 2011, the Company entered into an $80 million, one-year revolving loan facility with its parent company, BSNAC. The facility is uncommitted and the interest rate on the facility is the one month LIBOR rate, set on the last business day of the preceding interest period. The facility is reviewed and renewed annually. Prior to the facility being in place, the Company would lend or borrow funds from BSNAC to meet the daily funding requirements of business operations.

Inventories

Inventories are stated at the lower of cost or market, with cost generally determined on a first-in, first-out basis, and include material, labor, and manufacturing overhead.

Goodwill

Goodwill is initially measured as the excess of the cost of an acquired business over the fair value of the net assets acquired. The Company does not amortize goodwill, but rather reviews its carrying value for impairment annually (June), and whenever an impairment indicator is identified. The goodwill impairment test involves a two-step approach. The first step is to identify if potential impairment of goodwill exists. If impairment of goodwill is determined to exist, the second step of the goodwill impairment test measures the amount of the impairment using a fair value-based approach. No impairment indicators were identified during the nine months ending March 31, 2012 or 2011.

Intangible Assets

Intangible assets consist of customer relationships, computer software and trade name. Intangible assets, with the exception of trade name, are amortized over their estimated useful lives using the straight-line method.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are stated at historical cost and are amortized over the shorter of the useful life of the related assets or the term of the lease. Major repairs or replacements of property and equipment are capitalized and depreciated over the remaining useful life of the related assets. Maintenance and minor repairs are charged to expense as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the statement of earnings.

Impairment of Long-Lived Assets

Long-lived assets, including indefinite lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be fully recoverable. These events or changes in circumstances may include a significant deterioration of operating results, changes in business plans, or changes in anticipated future cash flows. If an impairment indicator is present, the Company evaluates recoverability by a comparison of the carrying amount of the assets to future undiscounted cash flows expected to be generated by the assets. If the sum of the expected future undiscounted cash flows is less than the carrying amount, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Other Assets

Other assets consist of security deposits on the Las Vegas plant lease and the Lewisville office lease.

Metl-Span, LLC

Notes to Interim Financial Statements

Revenue Recognition

Revenue from the sale of the Company’s products is recorded at the time the products are shipped, which is also when title passes to the customer. Accounts receivable represent billed amounts owed to the Company for products that have been shipped. The Company records deferred revenue when advance payments are received from a customer at the time an order is placed. Advance payments are required from customers at the discretion of management.

Insurance Reserves

The Company uses a combination of insurance and self-insurance plans to address the potential liabilities associated with their workers’ compensation, general liability, property insurance, director and officers’ liability insurance, automobile liability and employee health care benefits programs. Liabilities associated with the risks that are retained by the Company are estimated in part, by considering historical claims experience, demographic factors, severity factors and other actuarial assumptions. All health insurance reserves are recorded in “Accrued liabilities” on the balance sheets. The Company has non-health insurance reserves of $262,543 and $327,614 as of March 31, 2012 and 2011, respectively, which are included in “Other long-term liabilities” on the balance sheets.

Deferred Rent

For leases that contain rent escalations, the Company records the total rent payable during the lease term on a straight-line basis over the term of the lease and records the difference between the rent paid and the straight-line rent as a deferred rent liability. Future contractual rent payments are used to calculate straight-line rent expense. As of March 31, 2012 and 2011 the Company has deferred rent of $822,162 and $858,820, respectively, which is included in “Other long-term liabilities” on the balance sheets.

Income Taxes

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Interim income taxes are computed by estimating the effective income tax rate for the year, which is applied to interim net income before income tax expense.

BSNAC and its subsidiaries file a consolidated United States federal income tax return. Income tax expense is allocated by BSNAC and recorded by the Company based upon the Company’s own permanent and temporary differences.

The Company follows the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Topic, Accounting for Uncertainty in Income Taxes. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company has not recognized any liability for unrecognized tax benefits as of March 31, 2012 and 2011.

Metl-Span, LLC

Notes to Interim Financial Statements

The Company recognizes interest expense and penalties related to unrecognized tax benefits in income tax expense. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2011.

Advertising Costs

Advertising costs, included in selling, general and administrative expenses, are charged to expense as incurred and were $506,943 and $397,213 for the nine months ended March 31, 2012 and 2011, respectively.

Research and Development Costs

Research and development costs are expensed as incurred.

Shipping and Handling Costs

Shipping and handling costs, all of which are included in cost of goods sold, are charged to expense as incurred.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable. The carrying amount of these financial instruments approximates fair value because of the short maturity of the instruments.

Loss Contingencies

The Company’s accounting for contingencies covers a variety of business activities, including contingencies for legal exposures. Accruals are made for these contingencies when management’s assessments indicate that it is probable that a liability has been incurred or an asset will not be recovered and an amount can be reasonably estimated. Estimates are based on current available facts and management’s estimates of the ultimate outcome or resolution. Actual results may differ from the estimates resulting in an impact, positive or negative, on income. The Company is currently not involved in any legal proceedings.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of unsecured accounts receivable. The Company’s customers are not concentrated in any specific geographic region but are concentrated in the construction industry. Credit is extended based on evaluation of the customer’s financial condition and credit history, and generally, collateral is not required.

Recent Accounting Pronouncements

In September 2011, the FASB issued guidance to amend and simplify the rules related to testing goodwill for impairment. The revised guidance allows an entity to make an initial qualitative evaluation, based on the entity’s events and circumstances, to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The results of this qualitative assessment determine whether it is necessary to perform the currently required two-step impairment test. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this guidance will not have a material effect on the Company’s financial statements.

Metl-Span, LLC

Notes to Interim Financial Statements

Note 2. Inventories

Inventories as of March 31, 2012 and 2011 respectively, are summarized by major classification as follows:

	2012	2011
Raw materials	$5,750,309	$6,166,425
Finished goods	2,044,466	2,307,783

	$7,794,775	$8,474,208

Note 3. Intangible Assets

The Company’s intangible assets as of March 31, 2012 and 2011 consist of the following:

		2012		2011
	Estimated	Gross		Gross
	Useful	Carrying	Accumulated	Carrying	Accumulated
Description	Lives	Amount	Amortization	Amount	Amortization
Customer relationships	6 years	$19,100,000	$(13,263,499)	$19,100,000	$(10,080,166)
Computer software	5 years	1,100,000	(917,000)	1,100,000	(697,000)
Customer backlog	1 year	2,700,000	(2,700,000)	2,700,000	(2,700,000)
Trade name	Indefinite	2,100,000	—	2,100,000	—

		$25,000,000	$(16,880,499)	$25,000,000	$(13,477,166)

Amortization expense for each of the nine months ended March 31, 2012 and 2011 was approximately $2,552,000. Estimated amortization expense for the next five fiscal years ending March 31 is as follows:

2013	$3,366,667
2014	2,652,834
2015	—
2016	—
2017	—

Metl-Span, LLC

Notes to Interim Financial Statements

Note 4. Property and Equipment, Net

Property and equipment as of March 31, 2012 and 2011 consist of the following:

	Estimated
	Useful
	Lives (Years)	2012	2011
Land		$1,290,000	$1,290,000
Buildings and improvements	10 - 37	8,860,635	8,838,449
Leasehold improvements	7 - 15	3,027,551	2,703,113
Machinery and equipment	5 - 15	37,200,672	36,097,209
Transportation equipment	5 - 7	126,283	126,283
Computer hardware and software	3	1,374,139	1,202,567
Office furniture and equipment	5 - 20	668,751	626,222
Test certifications	3	279,105	—
Construction in progress		3,954,491	2,636,750

Total gross value		56,781,627	53,520,593
Less accumulated depreciation and amortization		(18,381,204)	(13,957,754)

		$38,400,423	$39,562,839

Depreciation and amortization expense on property and equipment for the nine months ended March 31, 2012 and 2011 totaled $3,418,407 and $3,305,347, respectively.

Note 5. Accrued Liabilities

The Company’s accrued liabilities as of March 31, 2012 and 2011 consist of the following:

	2012	2011
Salaries, wages, bonuses and commissions	$3,803,357	$2,759,821
Product warranty	1,765,522	1,055,580
Group insurance	371,665	183,369
Property tax payable	227,113	197,890
Sales tax payable	365,303	342,790
Other	154,553	212,122

	$6,687,513	$4,751,572

Note 6. Related Party Transactions

The Company purchases raw materials from Steelscape, Inc., which is a wholly owned subsidiary of BSNAC and also sells finished goods to BlueScope Buildings North America, Inc. and BlueScope Construction, Inc., both of which are wholly owned subsidiaries of BSNAC. The Company does not have a purchase or supply agreement in place with any of its affiliated companies and is under no obligation to buy raw material or sell its products to these affiliates unless the parties agree to volume and price on a transaction-by-transaction basis. These transactions are made in the normal course of business.

Metl-Span, LLC

Notes to Interim Financial Statements

Related party transactions activity as of and for the nine months ended March 31, 2012 and 2011 are as follows:

	2012	2011
Sales:
BlueScope Buildings North America, Inc.	$10,445,497	$10,279,397
BlueScope Construction, Inc.	1,696,465	1,772,120

Purchases:
Steelscape, Inc.	29,935,264	22,417,050

Interest income:
BlueScope Buildings North America, Inc.	949,719	1,156,327

Accounts receivable, net:
BlueScope Buildings North America, Inc.	1,213,717	1,436,155
BlueScope Construction, Inc.	114,749	241,364

Accounts payable, net:
Steelscape, Inc.	2,703,488	2,955,046

Note 7. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities as of March 31, 2012 and 2011 are as follows:

	2012	2011
Deferred tax assets:
Accrued vacation	$282,478	$252,141
Allowance for doubtful accounts	92,665	90,343
State credits	10,114	10,114
Product warranty	648,938	390,564
Workers’ compensation	33,690	55,402
Deferred rent	304,200	317,763
Other accruals	7,011	7,507
Prepaid insurance and other	79,893	1,492

	1,458,989	1,125,326

Deferred tax liabilities:
Depreciation and amortization	(10,498,478)	(11,372,989)
Inventories	(79,098)	(178,991)

	(10,577,576)	(11,551,980)

	$(9,118,587)	$(10,426,654)

Metl-Span, LLC

Notes to Interim Financial Statements

Net deferred tax liabilities consist of the following at March 31, 2012 and 2011:

	2012	2011
Current deferred tax assets	$1,458,989	$1,125,326
Noncurrent deferred tax liabilities	(10,577,576)	(11,551,980)

	$(9,118,587)	$(10,426,654)

Income tax expense for the nine months ending March 31, 2012 and 2011 consists of the following:

	2012	2011
Current expense:
Federal	$3,140,370	$2,817,873
State	277,094	248,636
Deferred expense	(1,122,397)	(792,007)

	$2,295,067	$2,274,502

Income tax expense differs from amounts computed at the statutory federal income tax rate as follows:

	2012	2011
Expense at federal statutory rate	$2,399,122	$2,090,083
Domestic manufacturing deduction	(241,000)	—
Permanent tax differences	8,000	—
State tax expense, net of federal tax	128,945	184,419

	$2,295,067	$2,274,502

Note 8. Warranty

The Company offers a standard two-year general workmanship warranty against manufacturing defects on all of its products. In addition to its general workmanship warranty, the Company offers weather tightness warranties on its wall and roof panels. Weather tightness warranties are offered in various configurations for terms from five to twenty years, prorated or non-prorated and on a no dollar limit basis as required by the buyer. These warranties are available only if certain conditions, some of which relate to installation, are met. The Company also offers a twenty year paint finish warranty on a pass-through basis from the paint manufacturer. Warranty liabilities are reviewed monthly by management and updated as required.

Metl-Span, LLC

Notes to Interim Financial Statements

The following table presents changes in the Company’s warranty liability, which is included in “Accrued liabilities” on the balance sheets for the nine months ended March 31, 2012 and 2011:

	2012	2011
Warranty reserve, beginning	$1,439,216	$1,649,432
Expense accrued	2,013,439	1,820,053
Warranty costs incurred	(1,687,133)	(2,413,905)

Warranty reserve, ending	$1,765,522	$1,055,580

Note 9. Operating Leases

The Company has a number of leases for office equipment, mobile equipment, facilities for operations and office space. Rent expense under all operating leases was $1,350,900 and $1,366,047 for the nine months ended March 31, 2012 and 2011, respectively. The following table presents the Company’s remaining future obligations for minimum lease payments for fiscal years ending June 30:

2012	$426,619
2013	1,587,656
2014	1,543,853
2015	1,495,859
2016	1,455,057
Thereafter	2,036,809

$8,545,853

Note 10. Employee Benefit Plan

BSNAC sponsors the BlueScope Employee Savings Trust (the “Plan”), which includes substantially all regular U.S. employees and regular U.S. employees at its affiliates. The Plan is maintained in accordance with requirements set forth by Section 401(k) of the Internal Revenue Code and by the federal Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The plan allows participants to make contributions of 1% to 50% of eligible compensation to their account, not to exceed the dollar limit set by law. The Company makes a matching contribution of 50% up to 6% of contributions made by participants. The Company also makes a Safe Harbor Contribution to the Plan each year on the participant’s behalf equal to 3% of eligible compensation. Additionally, the Company may elect to make a discretionary contribution to the Plan each year on the participant’s behalf equal to a percentage of eligible compensation. The discretionary contribution, if any, may change from time to time. For the year ended June 30, 2011 and for the period from January 1, 2010 to June 30, 2010, the discretionary contribution was 1.5% of eligible compensation for all participating employees. There was no discretionary contribution made during the period from July 1, 2009 to December 31, 2009. All contributions are invested in a number of investment funds pursuant to participant elections. Expense related to matching, Safe Harbor and discretionary contributions for the nine months ended March 31, 2012 and 2011 was $597,183 and $533,559, respectively.

Metl-Span, LLC

Notes to Interim Financial Statements

Note 11. Subsequent Events

In May 2012, the Company finalized an amendment to its Indiana lease, for the purpose of expanding the facility to accommodate an addition of a second panel manufacturing line. The amended lease commits the Company for the next 15 years and increases the base rent by $1,173,800 over the new longer term.

The Company has evaluated subsequent events through May 31, 2012, the date on which the financial statements were issued.